UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cue Biopharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, Massachusetts 02139

April 26, 2021

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Cue Biopharma, Inc., or the Annual Meeting, on Wednesday, June 9, 2021 at 11:00 a.m. Eastern Time. To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, we have adopted a virtual format for the Annual Meeting. The Annual Meeting will be conducted exclusively via the Internet, and there will not be a physical meeting location. You may attend the Annual Meeting online at www.proxydocs.com/CUE, where you will be able to vote your shares electronically during the meeting and submit questions during the meeting. In order to attend the Annual Meeting online, you must register in advance at www.proxydocs.com/CUE prior to June 7, 2021 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and permit you to submit questions. Please follow the instructions found on your Notice Regarding the Availability of Proxy Materials, Proxy Card or Voting Instruction Card and subsequent instructions that will be delivered to you via email. We intend to resume holding an in-person meeting next year.

The Notice of the 2021 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting, including the nominees for election as directors. Only stockholders of record at the close of business on April 12, 2021 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting online, we hope that you will vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Proxy Card or Voting Instruction Card. Voting over the internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the meeting online.

Thank you for your ongoing support of, and continued interest in, Cue Biopharma.

Very truly yours,

/s/ Daniel R. Passeri

Daniel R. Passeri

Chief Executive Officer

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, Massachusetts 02139

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 9, 2021

Dear Stockholder:

You are cordially invited to the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Cue Biopharma, Inc. To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, the 2021 Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CUE on Wednesday, June 9, 2021 at 11:00 a.m. Eastern Time. The stockholders will consider and vote on the following matters:

1.	The election of seven nominees to the Board of Directors;
2.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

You may attend the 2021 Annual Meeting online at www.proxydocs.com/CUE, where you will be able to submit questions during the meeting. Prior to the meeting, and during the meeting until polls are closed, you may vote by logging into www.proxypush.com/CUE using your stockholder information provided on the Notice of Internet Availability of Proxy Materials described below. Stockholders will not be able to attend the annual meeting in person. In order to attend the 2021 Annual Meeting online, you must register in advance at www.proxydocs.com/CUE prior to June 7, 2021 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email. Please follow the instructions found on your Notice Regarding the Availability of Proxy Materials, Proxy Card and/or Voting Instruction Card and subsequent instructions that will be delivered to you via email.

Stockholders of record at the close of business on April 12, 2021 will be entitled to notice of and to vote electronically during the 2021 Annual Meeting or any adjournment or postponement thereof. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the 2021 Annual Meeting online. However, whether or not you plan to attend the 2021 Annual Meeting online, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

By the Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Cambridge, Massachusetts

April 26, 2021

Important Notice Regarding Internet Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on June 9, 2021: This Proxy Statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ending December 31, 2020, are available at www.proxydocs.com/CUE. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133, visiting www.investorelections.com/CUE or emailing paper@investorelections.com.

i

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, Massachusetts 02139

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 9, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information about our 2021 annual meeting of stockholders, or the Annual Meeting. The meeting will be held on Wednesday, June 9, 2021 at 11:00 a.m. Eastern Time. To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, the Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CUE. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Cue Biopharma,” “the Company,” “we,” “us,” “our” and similar terms refer to Cue Biopharma, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. We are making this Proxy Statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2020, or our 2020 Annual Report, available to stockholders for the first time on or about April 26, 2021.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139 or by calling (866) 648-8133, by emailing paper@investorelections.com or by submitting a request over the Internet at www.investorelections.com/CUE. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.Why do I have access to these materials?

A.We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Wednesday, June 9, 2021 at 11:00 a.m. Eastern Time, including at any adjournments or postponements of the meeting. As a holder of record of common stock as of the close of business on April 12, 2021, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.In accordance with SEC rules, we have elected to provide access to our proxy materials, including this Proxy Statement and our 2020 Annual Report, over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials and voting over the Internet or by telephone prior to the Annual Meeting. We will mail the Notice on or about April 26, 2021 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/CUE. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive a printed set of the proxy materials. You may request the proxy materials over the Internet at www.investorelections.com/CUE, by emailing paper@investorelections.com, or by calling (866) 648-8133.

The Notice also identifies the date and time of, and web address for, the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our 2020 Annual Report, and a form of proxy relating to the Annual Meeting; and information on how to access and vote the form of proxy.

Q.Can I vote my shares by filling out and returning the Notice?

A.No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card, or how to register to vote online during the Annual Meeting.

Q.What does it mean if I receive more than one Notice?

A.If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.What is the purpose of the Annual Meeting?

A.At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)

The election of seven directors, Frederick Driscoll, Aaron Fletcher, Cameron Gray, Tamar Howson, Peter A. Kiener, Frank Morich, and Daniel Passeri, for a one-year term expiring at the 2022 annual meeting of stockholders and until their respective successors have duly been elected and qualified (Proposal 1).

(2)	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).
(3)	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q.Why is the Annual Meeting of stockholders a virtual, online meeting?

A.To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, the Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted during the meeting at www.proxydocs.com/CUE. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q.How do I virtually attend the Annual Meeting?

A.We will host the Annual Meeting live online via webcast at www.proxydocs.com/CUE. In order to attend the Annual Meeting online, you must register at www.proxydocs.com/CUE prior to June 7, 2021 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting, permit you to submit questions and to vote at the Annual Meeting. Please be sure to follow your Notice, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email. After you register, you will immediately receive a confirmation email, which will alert you to further instructions. Approximately one hour before the start of the meeting, you will receive another email that will give you direct instructions to attend the meeting and allow you to ask questions during the meeting. If you have difficulties during registration or checking in in advance of the meeting, technical support is available during those times, and you should follow the instructions found on the registration page and in your emails. Online registration for the Annual Meeting will begin on or around April 30, 2021.

The webcast of the Annual Meeting will start on Wednesday, June 9, 2021 at 11:00 a.m. Eastern Time. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

Q.Who can vote?

A.Only stockholders of record at the close of business on April 12, 2021, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 30,501,469 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q.How many votes do I have?

A.Each share of our common stock that you own as of the record date, April 12, 2021, entitles you to one vote on each matter that is voted on.

Q.Is my vote important?

A.Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q.How do I vote?

A.If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)

Over the Internet or by telephone: You may submit your voting instructions by proxy, by phone or via the internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 10:59 a.m.  Eastern Time on June 9, 2021 to be counted.

(2)

By Mail: To vote using the printed proxy card that may be delivered to you upon request, simply complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided to Proxy Tabulator for Cue Biopharma, Inc., c/o Mediant Communications Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. If you vote by mail, you do not need to vote over the Internet or by telephone. If we receive the proxy card no later than June 7, 2021, we will vote your shares as you direct.

(3)

Online During the Annual Meeting: You may vote by attending the Annual Meeting online. Please log onto www.proxypush.com/CUE and enter your stockholder information provided on the Notice previously mailed to you to register prior to the Registration Deadline in order to attend the Annual Meeting. You can submit your vote at www.proxypush.com/CUE. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm, or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)	By Mail: You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)

Online During the Annual Meeting: You must request a legal proxy from your bank, broker or other nominee in order to vote during the Annual Meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction card in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Q.Can I change my vote?

A.If your shares are registered directly in your name, you may revoke your proxy and change your vote by following one of the below procedures:

(1)

Vote over the Internet or by telephone as instructed above under “Over the Internet or by Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 10:59 a.m. Eastern Time, on June 9, 2021.

(2)

Sign and complete a new proxy card and send it by mail to Proxy Tabulator for Cue Biopharma, Inc., c/o Mediant Communications Inc., P.O. Box 8016 Cary, North Carolina 27512-9903. Mediant must receive the proxy card no later than June 7, 2021. Only your latest dated proxy will be counted.

(3)

Virtually attend the Annual Meeting online and vote online as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)

Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy. Such written notice should be sent to Cue Biopharma, Inc., Attention: Secretary, 21 Erie Street, Cambridge, Massachusetts 02139.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Q.Will my shares be voted if I do not return my proxy or do not give specific voting instructions?

A.If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Annual Meeting. If you are a stockholder of record and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they will not be allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Your brokerage firm cannot vote your shares on any matter that is not considered discretionary. Proposal 1, the election of seven directors, is not considered a discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is considered a discretionary matter, and your brokerage firm will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q.How many shares must be represented to hold the Annual Meeting?

A.A majority of our shares of common stock outstanding at the record date must be present virtually or represented by proxy to hold the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposal 1. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 12, 2021, or approximately 15,555,749 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q.What vote is required to approve each matter and how are votes counted?

A.Proposal 1 — Election of Directors

The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;
•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or
•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is considered a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder approval of our audit committee’s appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of RSM US LLP as our independent registered public accounting firm.

Q.How does the board of directors recommend that I vote on the proposals?

A.Our board of directors recommends that you vote:

•

FOR the election of each of the seven directors, Frederick Driscoll, Aaron Fletcher, Cameron Gray, Tamar Howson, Peter A. Kiener, Frank Morich, and Daniel Passeri, for a one-year term expiring at the 2022 annual meeting of stockholders and until their respective successors have duly been elected and qualified; and

•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q.Are there other matters to be voted on at the Annual Meeting?

A.We do not know of any matters that may come before the Annual Meeting other than the election of our directors and the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.Who will count the votes?

A.The votes will be counted, tabulated and certified by Mediant Communications Inc.

Q.Will my vote be kept confidential?

A.Your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on the proxy card.

Q.How can I find out the results of the voting at the Annual Meeting?

A.Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q.How do I submit a question at the Annual Meeting?

A.If you wish to submit a question prior to the meeting, you must register to attend the Annual Meeting. You can visit www.proxydocs.com/CUE and follow the instructions for registering to attend the Annual Meeting and for submitting a question. If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration prior to 5:00 p.m. on June 7, 2021 at www.proxydocs.com/CUE. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/CUE during the meeting.

Q.How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2022 annual meeting?

A.Stockholders wishing to recommend a candidate for director should write to our Corporate Secretary at 21 Erie Street, Cambridge, Massachusetts 02139. In order to give the corporate governance and nominating committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2022 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals for our 2022 Annual Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws or SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Q.Who is paying the costs of soliciting these proxies?

A.We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q.How do I obtain an Annual Report on Form 10-K?

A.If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 that we filed with the SEC, we will send you one, without exhibits, free of charge. Please contact Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

All of our SEC filings are also available free of charge in the “Investors & Media – Financial Information” section of our website at www.cuebiopharma.com.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years from the date of our initial public offering, or IPO. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of eight members. Directors are elected at the annual meeting of stockholders and hold office for a one-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

If no contrary indication is made, proxies in the accompanying form will be voted for Mr. Driscoll, Dr. Fletcher, Dr. Gray, Ms. Howson, Dr. Kiener, Dr. Morich and Mr. Passeri. Barry Simon, M.D. is not a director nominee up for re-election at the Annual Meeting. As a result, the number of directors constituting the board of directors will be automatically reduced from eight to seven effective upon the end of Dr. Simon’s term at the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement. In the event that any of the nominees for director is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of business acumen, the ability to contribute positively to the decision-making process of the Company, knowledge of our business, understanding of the competitive landscape and a reputation for integrity, honesty and adherence to high ethical standards. We also seek to have a diversity of skills and backgrounds represented on our board of directors. Re-nomination of our directors is not automatic, and performance on the Board and committees is considered, as well as the undertaking of continuing director education. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Director Nominees

The following paragraphs provide information as of the date of this Proxy Statement about each nominee for director, as furnished to us by the nominees for director. The information presented includes information each such individual has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each such individual’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors and director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of our directors and nominees for director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Nominees for Election to the Board of Directors

Name	Year First Became Director	Position with the Company
Daniel R. Passeri	2016	Chief Executive Officer and Director
Frank Morich	2018	Chairman
Frederick Driscoll	2018	Director
Aaron Fletcher	2019	Director
Cameron Gray	2015	Director
Tamar Howson	2020	Director
Peter A. Kiener	2016	Director

Frederick Driscoll, age 70, joined our board of directors in June 2018. Mr. Driscoll served as Chief Financial Officer at Flexion Therapeutics Inc. (“Flexion”), a biopharmaceutical company focused on the development of local therapies for the treatment of patients with musculoskeletal conditions, such as osteoarthritis, from 2013 to 2017, spearheading an initial public offering in 2014. Prior to joining Flexion, he was Chief Financial Officer at Novavax, Inc., a publicly traded biopharmaceutical company (Nasdaq: NVAX), from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. He previously served as Genelabs’

Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., a biopharmaceutical company. Mr. Driscoll has also served as Chairman of the Board and Audit Committee Chair at OXiGENE and as a member of the Audit Committee for Cynapsus, which was sold to Sunovion Pharmacuticals in 2016. Mr. Driscoll earned a Bachelor’s degree in accounting and finance from Bentley University. Mr. Driscoll is also a member of the board of directors of, Cellectar Biosciences Inc. (Nasdaq: CLRB), MEI Pharma Inc. (Nasdaq: MEIP) and NantKwest Inc. (Nasdaq: NK). Mr. Driscoll’s extensive industry, executive, board experience and financial expertise position him well to serve as a member of our board of directors.

Aaron Fletcher, age 41, joined our board of directors in October 2019. Dr. Fletcher has served as founder and President of Bios Research, a financial services firm that provides public equity research in the healthcare industry tailored to institutional firms and large family offices, since 2012. Since 2014, Dr. Fletcher has also served as Managing Partner of Bios Partners, LP, a venture capital firm focused on investment in early-stage and growth-stage biotech and medical device companies. Dr. Fletcher also serves as director of TFF Pharmaceuticals, Inc. (Nasdaq: TFFP), Acute Therapeutics, AbiliTech Medical, Inc. and Cognition Therapeutics, Inc. Dr. Fletcher holds a Ph.D. in Biochemistry from Colorado State University and serves as a visiting professor at Dallas Baptist University. The Board believes Dr. Fletcher’s public company experience, financial expertise, and experience overseeing investments in the healthcare industry provides him with the qualifications and skills to serve on our board of directors.

Cameron Gray, age 50, has been a member of our board of directors since January 2015 and served as our Chief Executive Officer from January 2015 to August 2016. Dr. Gray founded Alcedo Capital in December 2019. He was a Managing Director at MDB Capital Group LLC from September 2013 to November 2019. Dr. Gray served as Chief Executive Officer and a member of the board of directors of Endeavor IP, Inc., an intellectual property services and patent licensing company, from May 2013 through January 2014. He was self-employed from January 2012 through May 2013 and prior to that he was Senior Vice President at ICAP Patent Brokerage, LLC, where he managed its life sciences and Asia Pacific businesses from January 2009 through January 2012. Dr. Gray has a Juris Doctor degree from George Washington University Law School, a Ph.D. in biophysics from the University of Virginia, and a Bachelor of Arts degree in physics from Princeton University. Dr. Gray’s extensive industry, executive and board experience position him well to serve as a member of our board of directors.

Tamar Howson, age 72, has been a member of our board of directors since September 2020. Ms. Howson currently serves on the board of directors of MEI Pharma, Inc. (Nasdaq: MEIP) and Immunic, Inc. (Nasdaq: IMUX). She has also served on the boards of various life sciences companies, including Organovo Holdings Inc. from June 2013 to June 2018, ContraVir Pharmaceuticals, Inc. from December 2016 to December 2017, Cynapsus Therapeutics Inc. from April 2015 to August 2016, and OXiGENE, Inc. from April 2010 to June 2016. From 2009 until her retirement in 2011, Ms. Howson served as a member of the transaction advisory firm JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as executive vice president, corporate business development at Lexicon Pharmaceuticals, Inc., a public biotech company. Prior to joining Lexicon, Ms. Howson served as senior vice president, corporate and business development at Bristol-Myers Squibb and SmithKline Beecham PLC. Ms. Howson holds an MBA from Columbia University, an M.S. from City University of New York and a B.S. in chemical engineering from the Technion, Israel. Ms. Howson’s life-sciences experience and board experience provide her with the qualifications and skills to serve on our board of directors.

Peter A. Kiener, age 69, joined our board of directors in March 2016. Dr. Kiener served as the Chief Scientific Officer and Head of Research and Development of Sucampo Pharmaceuticals, Inc. (“Sucampo”), a global biopharmaceutical company, from October 2014 to February 2018. Prior to joining Sucampo, Dr. Kiener served as the Chief Scientific Officer of Ambrx, Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates from 2013 to 2014. From 2009 to 2013, he was President and co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. From 2001 to 2009, he was head of Research and R&D at MedImmune, the biologics research and development arm of AstraZeneca. Dr. Kiener holds a Bachelor’s Degree in Chemistry from the University of Lancaster and a Doctorate of Philosophy in Biochemistry from the University of Oxford. Dr. Kiener’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on our board of directors.

Frank Morich, age 67, joined our board of directors in July 2018 and was appointed Chairman in April 2020. Dr. Morich has served as a consultant in the life sciences and health care industries since 2015. Dr. Morich has been a member of the supervisory board of MorphoSys AG (Nasdaq: MOR), a late-stage, biopharmaceutical company, since 2015. From 2011 to 2014, Dr. Morich served as Chief Commercial Officer at Takeda Pharmaceutical, a global pharmaceutical company, and from 2010 to 2011, he served as Executive Vice President International Operations at Takeda. From 2008 to 2010, Dr. Morich served as Chief Executive Officer of NOXXON Pharma AG, a clinical-stage drug development company, and from 2005 to 2007 he served as Chief Executive Officer and member of the board of directors of Innogenetics N.V., an international in vitro diagnostics company. During 2004 Dr. Morich served as Chief Executive Officer and Chairman of the Executive Board of AM Pharma B.V., a clinical-stage drug development company. Prior to that, Dr. Morich held several positions at Bayer, a global pharmaceutical and life sciences company, including member of the board of management of Bayer AG, head of global product development and head of research and development. Dr. Morich graduated in medical studies at the University of Marburg, Germany. Dr. Morich has over 35 years of experience in the life sciences and health care industries and extensive executive leadership experience, making him well qualified to serve on our board of directors as Chairman.

Daniel R. Passeri, age 60, joined Cue Biopharma in August 2016 as our Chief Executive Officer and President and served in that role until October 2019, when his role was changed to Chief Executive Officer. He served as a director of Curis, Inc. (Nasdaq: CRIS) (“Curis”), a biotechnology company seeking to develop and commercialize drug candidates for the treatment of cancer, from September 2001 to June 2016. Mr. Passeri previously served as Chief Executive Officer of Curis from September 2001 until June 2014 and as Vice Chairman of its board of directors from June 2014 to June 2016, and additionally held the title of President from September 2001 to February 2013. Previously, from November 2000 to September 2001, Mr. Passeri served as the Senior Vice President, Corporate Development and Strategic Planning of Curis. From December 2014 to June 2015, Mr. Passeri served as Chief Officer of Technology Management and Business Development of the Jackson Laboratory for Genomic Medicine. From March 1997 to November 2000, Mr. Passeri was employed by Gene Logic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the George Washington University Law School, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University. Mr. Passeri’s qualifications to serve as a director of Cue Biopharma include his extensive service and experience as a director and executive officer of a public company as well as his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF MR. DRISCOLL, DR. FLETCHER, DR. GRAY, MS. HOWSON, DR. KIENER, DR. MORICH, AND MR. PASSERI.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Cue Biopharma is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee and our corporate governance and nominating committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the “Investors & Media” section of our website, www.cuebiopharma.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq Stock Market LLC, or Nasdaq, Marketplace Rules, or Nasdaq Listing Rules. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cue Biopharma and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibility is to oversee the management of Cue Biopharma;
•	except as may be otherwise permitted by the Nasdaq Listing Rules, a majority of the members of our board shall be independent directors;
•	the independent directors meet at least twice annually in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and
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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and our board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Passeri, is an “independent director” as defined under the Nasdaq Listing Rules. In making such determination, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Mr. Passeri is not an independent director under these rules because he is our chief executive officer.

Board Leadership Structure

Our board of directors, upon the recommendation of our corporate governance and nominating committee, has determined that the roles of chairman of the board and chief executive officer should remain separate at the current time. Accordingly, our board of directors has appointed Dr. Morich, an independent director within the meaning of the Nasdaq Listing Rules (see “Director Independence” above), as the chairman of the board of directors. Dr. Morich possesses an in-depth knowledge of the issues, opportunities and challenges that our company faces. We believe he is currently the person best positioned to ensure our board of directors’ time and attention is focused on the matters that are most critical to our company. Our board of directors believes Dr. Morich is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners. Dr. Morich’s duties as chairman of the board include the following:

•	chairing meetings of the independent directors in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;
•	facilitating communications between other members of our board of directors and the chief executive officer;
•	preparing or approving the agenda for each board meeting;
•	determining the frequency and length of board meetings and recommending when special meetings of our board of directors should be held; and
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reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board of directors (see “Communications with Our Board of Directors” below).

Our board of directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

•	supporting the independent oversight of Cue Biopharma and enhancing our board’s objective evaluation of our chief executive officer;
•	freeing the chief executive officer to focus on company operations instead of board administration;
•	providing the chief executive officer with an experienced sounding board;
•	providing greater opportunities for communication between stockholders and our board of directors;
•	enhancing the independent and objective assessment of risk by our board of directors; and
•	providing an independent spokesman for our company.

Although the roles of chairman and chief executive officer are currently separate, our corporate governance and nominating committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the corporate governance and nominating committee will consider among other things the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;
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demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and a willingness and ability to contribute positively to the decision-making process of our company;

•	commitment to understand our company and its industry and to regularly attend and participate in meetings of our board of directors and its committees;

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interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	ability to represent the interests of all stockholders without having, or appearing to have, a conflict of interest;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and
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diversity of background and perspective, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the board of directors in fulfilling its responsibilities.

The corporate governance and nominating committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the corporate governance and nominating committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Our directors’ performance and qualification criteria are reviewed periodically by the governance and nominating committee.

Identification and Evaluation of Nominees for Directors

The corporate governance and nominating committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the corporate governance and nominating committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The corporate governance and nominating committee reviews the qualifications, experience and background of candidates. Final candidates, if other than our current directors, would be interviewed by the members of the corporate governance and nominating committee and by certain of our other independent directors and executive management. In making its determinations, the corporate governance and nominating committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the corporate governance and nominating committee makes its recommendation to our board of directors. To date, the corporate governance and nominating committee has not utilized third-party search firms to identify board of director candidates. The corporate governance and nominating committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our corporate governance and nominating committee for consideration as potential director candidates by submitting a recommendation in writing including:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
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the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	the name of the individual recommended for consideration as a director nominee;

•	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;
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a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;

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a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such candidate;

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a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/pr otherwise to solicit proxies or votes from stockholders in support of such nomination

•	the recommended candidate’s beneficial ownership in our securities; and
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all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background materials has been provided on or before the dates set forth in the section below entitled “Stockholder Proposals for our 2022 Annual Meeting,” the committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates by others, as described above.

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, MA 02139.

Board Meetings and Attendance

Our board of directors met 11 times during our fiscal year 2020, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Attendance at Annual Meeting

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. For our annual meeting of stockholders in 2020, all of our directors with terms continuing after the meeting or who were nominated for re-election at the meeting were in attendance.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a corporate governance and nominating committee and a science and technology strategy committee, each of which operates under a charter that has been approved by our board. A copy of the audit committee, compensation committee and corporate governance and nominating committee charters can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.cuebiopharma.com.

Audit Committee

The members of our audit committee are Peter Kiener, Barry Simon and Fred Driscoll. As Dr. Simon is not a director nominee for re-election at the Annual Meeting, the board of directors intends to appoint a new audit committee member following the election of directors at the Annual Meeting. Mr. Driscoll is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting;
•	establishing policies regarding procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our audit committee held 4 meetings during 2020. Our board of directors has determined that Mr. Driscoll is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements.

Compensation Committee

The members of our compensation committee are Aaron Fletcher, Peter Kiener and Barry Simon. Dr. Simon is the chair of the compensation committee. As Dr. Simon is not a director nominee up for re-election at the Annual Meeting, the board of directors intends to appoint a new compensation committee chairman following the election of directors at the Annual Meeting. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	reviewing and evaluating the chief executive officer’s performance relative to our goals and objectives and establishing the individual elements of the chief executive officer’s total compensation
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

The compensation committee has the authority to engage independent legal counsel, independent consultants and other advisors to review any matter under its responsibility. The compensation committee may form, and delegate authority to, subcommittees when it deems appropriate. We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our compensation committee held 7 meetings during 2020.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Fred Driscoll, Frank Morich, and Barry Simon. Dr. Morich is the chair of the corporate governance and nominating committee. Our corporate governance and nominating committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board of directors corporate governance principles;
•	overseeing our policies with respect to compliance management and any compliance committee established; and
•	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our corporate governance and nominating committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The corporate governance and nominating committee held 3 meetings during 2020.

Science and Technology Strategy Committee

The members of our science and technology strategy committee are Cameron Gray, Frank Morich and Peter Kiener. Dr. Kiener is the chair of the science and technology strategy committee. Our science and technology strategy committee’s responsibilities include:

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assists the board of directors in providing counsel to our senior management regarding our scientific research and development strategies, programs and activities including assessments of strengths, weaknesses/gaps, opportunities and threats faced by the Company;

•	advises the board of directors with respect to strategic and tactical scientific issues; and
•	facilitates development of our scientific strategy and makes recommendations to the Board regarding corporate positioning and technology status.

The Board’s Role in Risk Oversight

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our corporate governance and nominating committee oversees risk management activities relating to management succession planning, the composition of our board of directors, corporate governance and compliance. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Like other companies in our industry, we are actively assessing the impact of COVID-19 on our business. We have assembled a cross-disciplinary crisis management team, which includes all of our executive officers, for the continuous monitoring of the rapidly evolving situation and timely measures to support safe and continuous operations and manage our liquidity and financial position. Our board of directors has been actively engaged with management in monitoring the market developments and other effects of COVID-19 pandemic.

Employee, Officer and Director Hedging

Pursuant to our insider trading policy, our directors, officers, employees and/or consultant, as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to our company. This prohibition also extends to various forms of hedging transactions or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities.

Director Compensation

We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a long term basis, high qualified non-employee directors. Pursuant to the director compensation policy, as revised on October 30, 2018, our non-employee directors receive on an annual basis a $35,000 retainer paid in cash. In addition, the chairman of the Board, if he or she is a non-employee director (the “Non-Employee Chairman”), receives an annual cash retainer of $45,000 and standing committee members receive the annual committee fees set forth below.

Audit Committee Chair:	$15,000
Audit Committee Member (other than the committee Chair):	$7,500
Compensation Committee Chair:	$10,000
Compensation Committee Member (other than the committee Chair):	$5,000
Science and Technology Strategy Chair:	$10,000
Science and Technology Strategy Committee Member (other than the committee Chair):	$5,000
Corporate Governance and Nominating Committee Chair:	$8,000
Corporate Governance and Nominating Committee (other than the committee Chair):	$4,000

Upon initial appointment to the board of directors, a non-employee director is awarded options to purchase 50,000 shares of common stock that vest and become exercisable in eight equal semi-annual installments beginning on the six month anniversary from the grant date. On the first trading day following December 31 of each year, each non-employee director other than the Non-Employee Chairman is awarded options to purchase 8,000 shares of common stock and the Non-Employee Chairman is awarded an option to purchase 9,600 shares of common stock. Such options vest and become exercisable on the first anniversary of the grant date. Daniel R. Passeri, one of our directors who also serves as our chief executive officer, does not receive any additional compensation for his service as director. Mr. Passeri is one of our named executive officers and accordingly, the compensation we pay to Mr. Passeri is discussed under “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Narrative to Summary Compensation Table.”

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a chair of one of our standing committees, during the year ended December 31, 2020.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Frederick Driscoll	61,500	102,946	164,446
Aaron Fletcher	38,750	102,946	141,696
Cameron Gray	41,250	102,946	144,196
Tamar Howson (2)	10,208	654,460	664,668
Peter A. Kiener	59,750	102,946	162,696
Frank Morich	57,575	127,871	185,446
Barry Simon	67,500	123,536	191,036

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our Annual Report on Form 10-K for the year ended

December 31, 2020 filed with the SEC. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2020:

Director	Shares Subject to Outstanding Stock Option Awards (#)
Frederick Driscoll	66,000
Aaron Fletcher	58,000
Cameron Gray	24,000
Tamar Howson	50,000
Peter A. Kiener	211,520
Frank Morich	67,200
Barry Simon	153,120

(2)	Ms. Howson joined the Board in September 2020.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses to our directors and officers in connection with legal proceedings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with Company management and RSM US LLP (“RSM”), the Company’s independent registered public accounting firm.

We have received from, and discussed with, RSM, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have received from RSM the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with RSM its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Fred Driscoll (chair)

Peter Kiener

Barry Simon

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2021:

Name	Age	Position(s)
Daniel R. Passeri	60	Chief Executive Officer and Director
Anish Suri	47	President and Chief Scientific Officer
Kerri-Ann Millar	51	Chief Financial Officer
Ken Pienta	61	Acting Chief Medical Officer
Colin G. Sandercock	64	Senior Vice President, General Counsel and Secretary

Daniel R. Passeri is discussed above under Information Regarding Director Nominees.

Anish Suri has been our Chief Scientific Officer since May 2018 and our President since October 2019. Prior to joining Cue Biopharma, he has held roles of increasing responsibility at Janssen Pharmaceutical Companies of Johnson & Johnson (“Janssen”), most recently as Senior Director at Janssen Immunosciences in Beerse, Belgium from July 2015 to May 2018 and, prior to that, as Senior Director from January 2015 to July 2015 and as Scientific Director from April 2013 to January 2015. His core responsibilities at Janssen included providing strategic leadership and guidance for new initiatives focused on parsing the specificity and diversity of the immune repertoire to enable antigen-specific immuno-therapies and related applications in cancer immunity; tolerogenic approaches for autoimmune diseases; and harnessing immune-monitoring to enable a deeper understanding of transition states from health to disease. Dr. Suri joined Janssen from Bristol-Myers Squibb (“BMS”) in 2013, where he was responsible for providing strategic guidance to immuno-oncology and immunology drug-discovery programs. Prior to BMS, Dr. Suri was an Assistant Professor of Pathology and Immunology at Washington University School of Medicine, St. Louis. Dr. Suri received his Ph.D. in Immunology from Washington University in St. Louis.

Kerri-Ann Millar has been our Chief Financial Officer since August 2020. Previously, she served as Vice President of Finance since May 2018 and as Corporate Controller from September 2017 to May 2018. Prior to joining Cue Biopharma, Ms. Millar served as Corporate Controller of Flexion Therapeutics from March 2014 to September 2017. From May 2005 to March 2014, Ms. Millar served as Finance Specialist for Curis, Inc., a biotechnology company focused on treatments for cancer.  Ms. Millar holds a B.S. in Accounting and Finance from Boston University and is a Certified Public Accountant.

Ken Pienta joined Cue Biopharma in April 2017 as our Acting Chief Medical Officer. He is currently the Donald S. Coffey Professor of Urology and Professor of Oncology and Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine and serves as the Director of Research for the Brady Urological Institute. He previously served as a director of Curis from March 2013 to May 2017. From 1995 to 2013, Dr. Pienta was the Director of the Prostate Specialized Program of Research Excellence (SPORE) at The University of Michigan. He is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 450 peer-reviewed articles, and has been the principal investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. and an M.D. from the Johns Hopkins University.

Colin G. Sandercock has been our Senior Vice President, General Counsel and Secretary since December 2017. Prior to joining Cue Biopharma, he was a partner at Perkins Coie LLP since July 2010, practicing in the areas of patent litigation, procurement, management and enforcement of domestic and foreign patent portfolio, licensing disputes, trademark disputes, and opinions relating to infringement, validity and freedom to operate. Mr. Sandercock holds a B.S. from Moravian College, an M.S.E. from the University of Pennsylvania and a J.D. from Catholic University, Columbus School of Law.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our principal executive officer during 2020 and our two most highly compensated executive officers other than the individual who served as our principal executive officer during 2020 (collectively, the “named executive officers”):

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	All other compensation ($)(5)	Total ($)
Daniel R. Passeri	2020	501,154	244,625	2,844,000	2,246,235	5,772	5,841,786
Chief Executive Officer	2019	395,000	187,625	—	610,225	5,764	1,198,614

Kerri-Ann Millar	2020	292,500	108,063	397,400	1,392,578	4,092	2,194,633
Chief Financial Officer	2019	215,000	82,775	—	146,454	4,092	448,321

Anish Suri	2020	420,000	159,600	709,500	835,478	4,092	2,128,670
President and Chief Scientific Officer	2019	366,250	376,524	753,000	3,059,956	4,084	4,559,814

(1)	Salary refers to base salary compensation paid through our normal payroll process in the calendar year.
(2)	Bonus refers to signing bonuses paid and bonuses paid in the following year based on achievement of corporate goals in the year shown.
(3)

The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

(4)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

(5)	The amounts shown in this column consist of $11,940 in parking fees and $2,016 in executive disability benefit premiums paid by the Company in 2020.

Narrative to Summary Compensation Table

Base Salary.    We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In February 2020, Mr. Passeri’s base salary was increased from $395,000 to $515,000 to better align his salary with executives at other similar public companies. In August 2020, Ms. Millar’s base salary was increased from $275,000 to $325,000. In October 2019, Dr. Suri’s base salary was increased from $325,000 to $400,000.

Annual Bonus.    Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our letter agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. We typically establish annual bonus targets based around a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our compensation committee primarily based on such review process. Our board of directors makes the final determination of the eligibility requirements for and the amount of such bonus awards based on the recommendation of the compensation committee. The final evaluation made by our board of directors does not involve a predetermined mathematical formula.

Target bonuses as a percentage of annual salary for 2020 and 2019 were 50%, in the case of Mr. Passeri, and 35%, in the case of Ms. Millar. Dr. Suri’s target bonus as a percentage of annual salary for 2020 was 40%. For 2020, the categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included corporate strategy, advancing our portfolio and platform, clinical development, corporate development, financing and general and administrative expenses, and organizational effectiveness. Based on our achievement or partial achievement, on or before our projected timeline, of specific goals within each category, the board of directors determined that we achieved 95% of the specified corporate goals for 2020. The board of directors approved performance-based bonuses for our named executive officers upon consideration of these corporate achievements, along with subjective factors related to each named executive officer’s individual performance, responsibilities and then-existing compensation levels. With respect to 2020, the board of directors awarded bonuses of $244,625, $108,063 and $159,600 to Mr. Passeri, Ms. Millar and Dr. Suri, respectively, in each case based on achievement of corporate goals in 2020, with such amount representing 95% of each such officer’s performance bonus target. With respect to 2019, the board of directors awarded bonuses of $187,625 and $82,775, to Mr. Passeri and Ms. Millar respectively, in each case based on achievement of corporate goals in 2019, with such amount representing 100% of each such officer’s performance bonus target for 2019.  In 2019, the board of directors also awarded Dr. Suri a bonus of $376,524, of which $224,024 represented a signing bonus upon Dr. Suri’s promotion to president in October 2019.

In February 2021, target bonuses as a percentage of annual salary for 2021 for Mr. Passeri, Ms. Millar and Dr. Suri were set at 50%, 35% and 40%, respectively.

Equity Incentives.    Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and generally plans to annually grant equity incentive awards to them in the form of stock option awards. In addition to our annual grants to current employees, we typically grant stock option awards at the start of employment to each executive and our other employees. We have retained discretion to provide additional targeted grants in certain circumstances.

We award our stock options on the date our board of directors approves the grant. We set the option exercise price and grant-date fair value based on our per-share estimated valuation on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option grants to our executives and other employees typically vest in eight equal semi-annual installments, through the fourth anniversary of the vesting commencement date, and have a term of ten years from the grant date.

Outstanding Equity Awards at Fiscal Year End 2020

The following table sets forth information regarding all outstanding stock options and stock awards held by each of our named executive officers as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(10)
Daniel R. Passeri	544,732	—	2.86	8/29/2023	150,000	1,876,500
Chief Executive Officer	50,000	—	11.54	7/23/2025	—	—
	46,875	78,125(1)	6.42	3/6/2029	—	—
	18,750	131,250(2)	18.96	2/10/2030	—	—
Kerri-Ann Millar	41,250	13,750(3)	7.50	12/27/2024	13,334	166,808
Chief Financial Officer	31,250	18,750(4)	11.54	7/23/2025	—	—
	11,250	18,750(1)	6.42	3/6/2029
	3,750	26,250(5)	16.26	2/5/2030	—	—
	—	65,000(6)	19.87	8/21/2030
Anish Suri	156,250	93,750(7)	14.32	5/14/2025	33,334	417,008
President and Chief Scientific Officer	12,500	7,500(8)	8.26	8/14/2025	33,334	417,008
	50,000	—	11.54	7/23/2025	—	—

	56,250	93,750(1)	6.42	3/6/2029	—	—
	100,000	300,000(9)	7.53	10/3/2029	—	—
	8,125	56,875(5)	16.26	2/5/2030	—	—

(1)	This option was granted on March 6, 2019, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from September 6, 2019.
(2)	This option was granted on February 10, 2020, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from August 10, 2020.
(3)

This option was granted on December 27, 2017.  6,875 shares underlying the option vested on March 25, 2018 and the remaining 48,125 shares underlying the option are scheduled to vest in seven equal semi-annual installments thereafter until September 25, 2021.

(4)

This option was granted on July 23, 2018.  6,250 shares underlying the option vested on July 23, 2018 and the remaining 43,750 shares underlying the option are scheduled to vest in seven equal semi-annual installments thereafter until July 23, 2021.

(5)	This option was granted on February 5, 2020, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from August 5, 2020.
(6)	This option was granted on August 21, 2020, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from February 21, 2021.
(7)	This option was granted on May 14, 2018, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from November 14, 2018.
(8)

This option was granted on August 14, 2018. 2,500 shares underlying the option vested on November 14, 2018 and the remaining 17,500 shares underlying the option are scheduled to vest in seven equal semi-annual installments thereafter until May 14, 2022.

(9)	This option was granted on October 3, 2019, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from April 3, 2020.
(10)	The market value of unvested and unearned restricted stock units is based on the closing price of our common stock on December 31, 2020 ($12.51).

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Daniel R. Passeri. We entered into an employment agreement with Mr. Passeri effective August 29, 2016, which was subsequently amended and restated on October 3, 2019, February 10, 2020, and March 4, 2021 (as so amended and restated, the “Passeri Employment Agreement”). The term of the Passeri Employment Agreement continues until and unless terminated pursuant to its terms. Mr. Passeri’s annual base salary for the fiscal year ended December 31, 2019 was $395,000 and increased to $515,000 effective upon the February 10, 2020 amendment and restatement of the Passeri Employment Agreement. For the fiscal year 2018, Mr. Passeri was eligible for an annual incentive bonus of up to 30% of his base salary based upon achievement of performance-based objectives established by our Board; effective upon the October 3, 2019 amendment and restatement of the Passeri Employment Agreement, this amount was increased to 50%. Upon the February 10, 2020 amendment and restatement of the Passeri Employment Agreement, Mr. Passeri received (i) a grant of 150,000 stock options, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant and (ii) a grant of 150,000 restricted stock units, in which one half shall vest on September 30, 2021 and the balance shall vest on March 31, 2022.

If Mr. Passeri’s employment is terminated due to his death or disability, Mr. Passeri will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iv) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Passeri’s employment is terminated, (v) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Mr. Passeri’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Passeri Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, (a) subject to the terms and provisions of the Passeri Employment Agreement, a lump sum cash payment in an amount equal to the sum of (1) the target annual bonus for the year of termination, prorated based on the number of days that Mr. Passeri is employed in such year through the date of termination plus (2) 12 months of base salary, (b) subject to the terms and provisions of the Passeri Employment Agreement, if Mr. Passeri elects COBRA coverage for health and/or dental insurance, monthly premium payments for such coverage until the earliest of: (1) 18 months from the termination date; (2) the date he obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by Cue; or (3) the date COBRA continuation coverage would otherwise terminate; and (c) the acceleration of outstanding equity awards by a period of twelve (12) months; provided, for purposes of that equity awards with performance-based vesting conditions (“Performance Awards”), Mr. Passeri will be treated as having remained in service for an additional 12 months following actual termination/resignation, provided that Performance Awards will not become vested or earned solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement. If Mr. Passeri’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Passeri’s employment is terminated, (iv) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant.

Pursuant to the Passeri Employment Agreement, if Mr. Passeri’s employment is terminated by Cue other than for Cause or his death or disability or by Mr. Passeri for Good Reason 90 days prior to or upon or within 24 months following a Change of Control (as defined in our 2016 Omnibus Incentive Plan (the “Plan”)), (i) 100% of his equity awards other than Performance Awards will become fully vested as of the date of such termination/resignation and remain exercisable (if exercisable) until the earlier of one year following such termination/resignation or the expiration of such equity awards pursuant to the terms of the applicable award agreements and (ii) the service-based vesting conditions of any Performance Awards will be deemed fully satisfied and such performance goals applicable to the Performance Awards will be deemed to be achieved at the greater of target or actual performance as of the Change of Control, and such Performance Awards will remain exercisable (if exercisable) until the earlier of one year from such termination/resignation or the expiration of the Performance Awards pursuant to the terms of the applicable award agreements.

Under the Passeri Employment Agreement, Mr. Passeri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Kerri-Ann Millar. We entered into an employment agreement with Ms. Millar effective August 21, 2020 in connection with her appointment as Chief Financial Officer. The initial term of the employment agreement ends on December 31, 2021, and shall continue on a year-to-year basis unless terminated sooner pursuant to the terms of the employment agreement. Ms. Millar’s current annual base salary is $325,000, and she is eligible for an annual incentive bonus of up to 35% of her base salary based upon achievement of performance-based objectives established by the compensation committee of our Board. Upon the completion of our initial public offering, Ms. Millar was granted (i) a ten-year option to purchase 65,000 shares of our common stock, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant and (ii) a grant of 20,000 restricted stock units, in which one third of the RSUs shall vest on the applicable Grant Date (as defined in the Plan) and the balance shall become exercisable in two equal annual installments on the first and second anniversaries of the applicable Grant Date.

If Ms. Millar’s employment is terminated due to her death or disability, Ms. Millar will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Ms. Millar is entitled under the terms of any applicable compensation arrangement or benefit plan, (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Ms. Millar’s employment is terminated without Cause or she resigns for Good Reason, she will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, (a) a lump sum cash payment in an amount equal to (1) the annual bonus, prorated based on the number of days that Ms. Millar is employed in such year through the date of termination plus (2) nine (9) months of base salary; and (b) if Ms. Millar elects COBRA coverage for health and/or dental insurance, monthly premium payments for such coverage until the earliest of: (1) 9 months from the termination date; (2) the date she obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by Cue; or (3) the date COBRA continuation coverage would otherwise terminate. If Ms. Millar’s employment is terminated for Cause or she resigns without Good Reason, she will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Ms. Millar is entitled under the terms of any applicable compensation arrangement or benefit plan.  Any severance to which Ms. Millar may be entitled pursuant to her employment agreement is subject to her timely execution and non-revocation of a release agreement with Cue.

Under her employment agreement, Ms. Millar is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of her employment.

Anish Suri. We entered into an employment agreement with Dr. Suri effective April 10, 2018, which was subsequently amended and restated on October 3, 2019 (as so amended and restated, the “Suri Employment Agreement”). The term of the Suri Employment Agreement continues through December 31, 2022 and, unless terminated sooner pursuant to its terms, continues on a year-to-year basis thereafter. Dr. Suri’s annual base salary of $325,000 from his joining Cue in April 2018 was increased to $400,000 effective upon the October 3, 2019 amendment and restatement of the Suri Employment Agreement. In 2018, Dr. Suri was eligible to receive an annual incentive bonus of up to 30% of his base salary based upon the achievement of performance-based objectives determined by the Compensation Committee of our Board. For 2019, he was eligible to receive an annual incentive bonus of up to $160,000, subject to achievement of performance-based objectives established by the Compensation Committee of our Board, and for each subsequent year, Dr. Suri is eligible for an annual incentive bonus of no less than 40% of his base salary based upon achievement of performance-based objectives established by our Board. Upon the October 3, 2019 amendment and restatement of the Suri Employment Agreement, Mr. Suri received (i) a grant of 400,000 stock options, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant, (ii) a grant of 100,000 restricted stock units, in which one third shall vest on the Grant Date (as defined in the Plan), and the balance shall become exercisable in two equal annual installments on the first and second anniversaries of the applicable Grant Date and (iii) a signing bonus of $130,000 (on a net after-tax basis) and, pursuant to the Suri Employment Agreement, on March 31, 2020 Dr. Suri received a grant of 50,000 restricted stock units.

If Dr. Suri’s employment is terminated due to his death or disability, Dr. Suri will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iv) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Dr. Suri’s employment is terminated, (v) all other payments, benefits or fringe benefits to which Dr. Suri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Dr. Suri’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Suri Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, (a) subject to the terms and provisions of the Suri Employment Agreement, a lump sum cash payment in an amount equal to the sum of (1) the target annual bonus for the year of termination plus (2) 12 months of base salary, (b) subject to the terms and provisions of the Suri Employment Agreement, if Dr. Suri elects COBRA coverage for health and/or dental insurance, monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date he obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by Cue; or (3) the date COBRA continuation coverage would otherwise terminate; and (c) the potential partial or full acceleration of outstanding equity awards in certain termination events by a period of twelve (12) months; provided, for purposes of that Performance Awards, Dr. Suri will be treated as having remained in service for an additional 12 months following actual termination/resignation, provided that Performance Awards will not become vested or earned solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement. If Dr. Suri’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Dr. Suri’s employment is terminated, (iv) all other payments, benefits or fringe benefits to which Dr. Suri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant.

Pursuant to the Suri Employment Agreement, if Dr. Suri’s employment is terminated by Cue other than for Cause or his death or disability or by Mr. Passeri for Good Reason 90 days prior to or upon or within 24 months following a Change of Control (as defined in the Plan), (i) 100% of his equity awards other than Performance Awards will become fully vested as of the date of such termination/resignation and remain exercisable (if exercisable) until the earlier of one year following such termination/resignation or the expiration of such equity awards pursuant to the terms of the applicable award agreements and (ii) the service-based vesting conditions of any Performance Awards will be deemed fully satisfied and such performance goals applicable to the Performance Awards will be deemed to be achieved at the greater of target or actual performance as of the Change of Control, and such Performance Awards will remain exercisable (if exercisable) until the earlier of one year from such termination/resignation or the expiration of the Performance Awards pursuant to the terms of the applicable award agreements.

Under his employment agreement, Dr. Suri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information on the Company’s equity compensation plans as of December 31, 2020. All outstanding awards relate to our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities outstanding)
Equity compensation plans approved by security holders	6,122,870	$9.34	755,725
Equity compensation plans not approved by security holders	—	—	—
Total	6,122,870	$9.34	755,725

TRANSACTIONS WITH RELATED PERSONS

Other than compensation agreements and other arrangements, which are described as required by applicable SEC rules under the heading “Executive Compensation” beginning on page 21, since January 1, 2019, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of April 12, 2021 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 30,488,390 shares of our common stock outstanding as of April 12, 2021. The number of shares beneficially owned by each stockholder is determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 12, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is Cue Biopharma, Inc. at 21 Erie Street, Cambridge, Massachusetts 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Common Stock Owned	Shares Underlying Options and RSUs	Shares underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Daniel R. Passeri	51,977	694,732	—	746,709	2.39%
Kerri-Ann Millar	5,766	116,250	—	122,016	*
Anish Suri	74,838	486,750	—	561,588	1.81%
Frederick Driscoll	—	47,250	—	47,250	*
Aaron Fletcher	167,319	26,750	—	194,069	*
Cameron Gray	677,500	24,000	253,606	955,106	3.10%
Tamar Howson	—	6,250	—	6,250	*
Peter Kiener	—	187,520	—	187,520	*
Frank Morich	—	48,450	—	48,450	*
Barry Simon	—	153,120	—	153,120	*
Directors and Executive Officers as a group (12 persons)	996,525	2,228,388	253,606	3,478,519	10.55%
Five Percent Stockholders
Nantahala Capital Management, LLC (1)	2,506,772			2,506,772	8.3%
BlackRock, Inc. (2)	2,162,978			2,162,978	7.1%
Corriente Advisors, LLC (3)	1,915,219			1,915,219	6.33%

* Less than 1%

(1)

Nantahala Capital Advisors, LLC (“Nantahala”) reports shared voting power and shared dispositive power with respect to 2,506,772 shares of common stock with Wilmot B. Harkey and Daniel Mack as the managing members of Nantahala. The address for Nantahala and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840. For information regarding Nantahala and Messrs Harkey and Mack, we have relied solely on the Schedule 13G filed with the SEC by Nantahala and Messrs. Harkey and Mack on February 12, 2021.

(2)

BlackRock, Inc. (“BlackRock”) reports sole voting power with respect to 2,162,978 shares of common stock and sole dispositive power with respect to 2,162,978 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055. For information regarding BlackRock, we have relied solely on the Schedule 13G filed with the SEC by BlackRock on January 29, 2021.

(3)

Corriente Advisors, LLC reports shared voting power and shared dispositive power with respect to 1,915,219 shares of common stock with Corriente Advisors, LLC, Corriente Master Fund I, LP, and Mark L. Hart III as the reporting persons. The address of each of the reporting persons is 1401 Foch St., Suite 100, Fort Worth, TX 76107. We have relied solely on the Schedule 13G filed with the SEC by Corriente Advisors, LLC on February 16, 2021.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed RSM US LLP (“RSM”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and the board of directors has directed that management submit the selection of the independent registered public accountants for ratification by the stockholders at the Annual Meeting. RSM has served as the company’s registered public accountant since 2018. Representatives of RSM are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of RSM as the company’s independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, the board of directors is submitting the audit committee’s selection of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

RSM was our independent registered public accounting firm for the years ended December 31, 2020 and December 31, 2019. The following table summarizes the fees of RSM billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	2020 ($)	2019 ($)
Audit Fees(1)	330,000	336,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	330,000	336,000

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2020 and 2019 fiscal years, all of the services provided by RSM were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2022 annual meeting of stockholders, stockholder proposals must be received by us no later than December 27, 2021, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2022 annual meeting of stockholders but not included in the proxy statement by March 11, 2022, but not before February 9, 2022, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Stockholder proposals must be delivered to the Company’s Secretary at 21 Erie Street, Cambridge, Massachusetts 02139.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials and our 2020 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to you if you write us at Secretary, Cue Biopharma, Inc. 21 Erie Street, Cambridge, Massachusetts 02139. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this Proxy Statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

CUE BIOPHARMA P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Before the meeting go to: www.proxypush.com/CUE • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-474-7505 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Cue Biopharma, Inc. Annual Meeting of Stockholders For Stockholders as of record on April 12, 2021 DATE&TIME: Wednesday, June 09, 2021 11:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the internet Please visit www.proxydocs.com/CUE for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Daniel R. Passeri and Colin Sandercock, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cue Biopharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cue Biopharma, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1 AND 2PROPOSAL YOUR VOTEBOARD OFDIRECTORSRECOMMENDS1. Election of seven directors to our board of directors, each to serve until the 2022 annual meeting of stockholders FOR WITHHOLD1.01 Daniel R. Passeri FOR 1.02 Frank Morich FOR 1.03 Frederick Driscoll FOR 1.04 Aaron Fletcher FOR 1.05 Cameron Gray FOR 1.06 Tamar Howson FOR 1.07 Peter Kiener FOR 2. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. FOR AGAINST ABSTAIN FOR You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CUE.Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature Date